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                                                                   EXHIBIT 10.53



                      JOINDER TO THE AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     The undersigned is made a party to the Amended and Restated Registration Rights Agreement (the "Agreement") dated October ___, 1997 among Physician Health Corporation ("PHC") and the stockholders named therein, as a "Stockholder" (as such term is defined in the Agreement) with respect to (i) 350,000 shares of the prime common stock of PHC and (ii) 243,000 shares of the common stock of PHC issuable pursuant to the exercise of a stock option as set forth in the Stock Option Agreement dated _________, 1997 between PHC and the undersigned.


October ____, 1997                  STOCKHOLDER:



                                    ____________________________________
                                    Thomas Rodgers, Jr.